Exhibit 99.2

                              Amendment No. Two to
                        Corporate Partnership Agreement

     This Amendment No. Two ("2") to the Corporate Partnership Agreement dated as of September 12, 1991, as amended Jan. 17, 1992, among Viacom International Inc. ("Viacom") StarSight Telecast, Inc. (formerly Insight Telecast, Inc.) (the "Company") and Michael W. Faber, Patrick Young and Milbank Wilson Capital Partners (collectively, the "Founders") (as so amended, the "Corporate Partnership Agreement"), as assigned by Viacom to PVI Transmission Inc. ("PVIT") on November 19, 1993, is made this 20 day of November, 1995.

     WHEREAS, PVIT has purchased certain equity securities (the "Securities") in the Company on the date hereof pursuant to that certain Purchase Agreement between PVIT and the Company of even date herewith and has further agreed not to purchase such Securities pursuant to the terms and conditions of the warrant ("Warrant") attached as Exhibit B to the Corporate Partnership Agreement;

     Now, therefore, PVIT, the Company and the Founders hereby agree to amend certain provisions of the Corporate Partnership Agreement and the Warrant as follows:

     1. Section 11.2 ("Fair Market Value") of the Corporate Partnership Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Fair Market Value shall mean the average of the closing prices for a share of common stock of the Company on the ten consecutive trading days ending on the trading date last preceding the date of exercise, as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or if such closing prices shall not be reported on NASDAQ, the average of the closing sales prices, regular way, for a share of such security on the principal national securities exchange on which such security is listed on such ten (10) consecutive trading days, or if such security is not listed on any national securities exchange, the average of the mean between the closing bid and asked prices of a share of such security on such ten (10) consecutive trading days as reported, or if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau Incorporated or, in all other cases, the value set in good faith by the Company's Board of Directors. The Company agrees to calculate and notify PVIT of the approximate average closing price of the Common Stock promptly upon request.

     2. Section 11.3 (Termination of Top Up Right) of the Corporate Partnership Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:



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"The right  granted  under this Section 11 shall expire at such time as PVIT (or
Viacom or an affiliate thereof, as the case may be) owns less than 3,173,508 shares of the Common Stock of the Company, such number constituting 15% of the issued and outstanding shares of Common Stock of the Company as of the date hereof."

     3. Section 13 (Survival of Right of First Refusal in Series C Agreement) of the Corporate Partnership Agreement is hereby amended by deleting the third sentence thereof in its entirety and inserting the following in lieu thereof:

"Notwithstanding Section 8(d)(i), however, the Company agrees that the right of first refusal shall continue to apply to PVIT (or to Viacom or an affiliate thereof, as the case may be) so long as PVIT (or Viacom or an affiliate thereof, as the case may be) does not own less than 3,173,508 shares of the Common Stock of the Company, such number constituting 15% of the issued and outstanding shares of the Common Stock of the Company as of the date hereof.

     4. Section 14.1 (Standstill Provisions) and 14.5 (No Partnerships) of the Corporate Partnership Agreement are hereby deleted.

     5. Section 14.3 (No Voting Arrangements) of the Corporate Partnership Agreement is amended by adding the following at the end thereof:

"It is acknowledged that any ownership interest held by Viacom or an affiliated company in Spelling Entertainment Group, Inc. ("Spelling") and the presence of a Viacom officer or employee as a representative of Spelling on the Company's Board of Directors does not constitute an arrangement or agreement hereunder."

     6. Section 14.6 (Termination of Viacom's Covenants) of the Corporate Partnership Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"The Covenants set forth in Section 14.3 and 14.4 shall not apply for such periods of time as PVIT (or Viacom or an affiliate thereof, as the case may be) owns less than 25% of the Total Voting Power of the Company then in effect."

     7. Section 15.2 (Termination of Right to a Director) of the Corporate Partnership Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"The right granted under Section 15.1 shall expire at such time as PVIT (or Viacom or an affiliate thereof, as the case may be) owns less than 3,173,508 shares of the Common Stock of the Company, such number constituting 15% of the issued and outstanding shares of Common Stock of the Company as of the date hereof."

     8. Section 15.4 (Termination of Board Observer Right) of the Corporate Partnership Agreement is hereof deleted in its entirety and the following is substituted in lieu thereof:


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


"The right granted under Section 15.3 shall expire at such time as PVIT (or Viacom or an affiliate thereof, as the case may be) owns less than 3,173,508 shares of the Common Stock of the Company, such number constituting 15% of the issued and outstanding shares of Common Stock of the Company as of the date hereof."

     9. Section 1 (Exercise Price) of the Warrant is hereby amended by adding the following at the end thereof:

"Fair Market Value shall mean the average of the closing prices for a share of Common Stock of the Company on the ten consecutive trading days ending on the trading date last preceding the date of exercise, as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or if such closing prices shall not be reported on NASDAQ, the average of the closing sales prices, regular way, for a share of such security on the principal national securities exchange on which such security is listed on such ten (10) consecutive trading days, or if such security is not listed on any national securities exchange, the average of the mean between the closing bid and asked prices of a share of such security on such ten (10) consecutive trading days as reported, or if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau Incorporated or, in all other cases, the value set in good faith by the Company's Board of Directors. The Company agrees to calculate and notify PVIT of the approximate average closing price of the Common Stock promptly upon request.

     10. Section 2 (Exercisability) of the Warrant is amended by deleting the second sentence in its entirety and inserting the following in lieu thereof:

"This Warrant shall expire (i) immediately at such time as Holder owns less than 90% of the shares of the Common Stock of the Company heretofore issued open conversion of Holder's Series C Preferred Stock originally purchased by Holder under its Series C Agreement or (ii) upon consummation of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation) which has been approved by a majority of the outstanding shares of Common Stock of the Company voting as a single class, or in the case of any sale of all or substantially all of the assets of the Company which has been approved by a majority of the outstanding shares of Common Stock of the Company voting as a single class.




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


     The foregoing Amendment No. Two to the Corporate Partnership Agreement is hereby executed as of the date first written above.


The "Company"                           StarSight Telecast Inc.


                                        By:  ------------------------------
                                        Title:  ---------------------------


The "Founders"                          -----------------------------------
                                               Michael W. Faber

                                        -----------------------------------
                                               Patrick Young



                                        Milbank Wilson Capital Partners


                                        By: -------------------------------
                                        Title:  ---------------------------


"PVIT"                                  PVI Transmission Inc.


                                        By:  ------------------------------
                                        Title:  ---------------------------




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


November 20, 1995


Mr. Larry Wangberg
President
StarSight Telecast, Inc.
39650 Liberty Street
Fremont, California  94538
Dear Larry:

This will confirm that PVI Transmission Inc. ("PVIT") hereby waives for the period ending June 30, 1996, its Right of First Refusal arising pursuant to
Section 13 of the Corporate Partnership Agreement dated September 12, 1991 among StarSight Telecast, Inc. (formerly Insight Telecast, Inc.) (the "Company"), Viacom International Inc. ("Viacom") and Michael W. Faber, Patrick Young and Milbank Wilson Capital Partners, as assigned by Viacom to PVIT on November 19, 1993. This waiver pertains only to the potential transactions named below and identified in the memorandum ("Memorandum") from you dated November 15, 1995 captioned "Update with Regard to Our Financing/Strategic Partnership Discussions" and distributed at the Board of Directors meeting of the Company on November 16, 1995. The transactions to which this waiver pertains are those described in the Memorandum as "Thompson", "Gemstar" and "Zenith/LG Electronics (Goldstar)".

Very truly yours,
PVI Transmission Inc.


BY: ----------------------------
      Edward Schor
      Assistant Secretary

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